Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Administrative Committee
Weyerhaeuser Company:
We consent to the incorporation by reference in the Registration Statement No. 333-182224 & No. 333-182810 on Form S-8 of Weyerhaeuser Company of our report dated May 20, 2015, with respect to the statement of net assets available for benefits of Weyerhaeuser Hourly 401(k) Plan as of November 21, 2014, and the related statement of changes in net assets available for benefits for the period January 1, 2014 to November 21, 2014, appearing in this Annual Report (Form 11-K) of Weyerhaeuser Hourly 401(k) Plan.
/s/ Moss Adams LLP
Seattle, Washington
May 20, 2015

Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Administrative Committee
Weyerhaeuser Company:
We consent to the incorporation by reference in the registration statements (No. 333-182224 and No. 333-182810) on Form S-8 of Weyerhaeuser Company of our report dated June 20, 2014, with respect to the statement of net assets available for benefits of the Weyerhaeuser Hourly 401(k) Plan as of December 31, 2013, which report appears in the November 21, 2014 annual report for Form 11-K of the Weyerhaeuser Hourly 401(k) Plan.
/s/ KPMG LLP
Seattle, Washington
May 20, 2015